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                                         ALPHA INDUSTRIES, INC. AND SUBSIDIARIES

                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

Name                                     Jurisdiction Of Incorporation
----                                     -----------------------------

Alpha Industries Limited                            England

Alpha Industries GmbH                               Germany

Alpha Securities Corporation                        Massachusetts

CFP Holding Company, Inc.                           Washington

Trans-Tech, Inc.                                    Maryland

Alpha FSC, Inc.                                     Barbados

Aimta, Inc.                                         California